UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                            FORM 8 - K

                          CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report April 23, 1998


    COMMISSION FILE NO. 0-24812


                     BRASSIE GOLF CORPORATION
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      (Exact name of registrant as specified in its charter)


                DELAWARE                            56-1781650
--------------------------------       -----------------------------
   (State or other jurisdiction of    (I.R.S. Employer Identification No.)
  incorporation or organization)

             One Tampa City Center, Suite 200, Tampa, FL 33602
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                  (Address of principal executive offices)


                               (813) 222-0611
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            (Registrant's telephone number, including area code)


Check whether the registrant:  (1) has filed all reports required to be filed by
Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes |X| No |_|




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                        BRASSIE GOLF CORPORATION

                               FORM 8 - K

                           TABLE OF CONTENTS




Item 1.  Changes in Control of Registrant - None

Item 2.  Acquisition or Disposition of Assets.............................Page 3

Item 3.  Bankruptcy or Receivership - None

Item 4.  Changes in Registrant's Certifying Accountant - None

Item 5.  Other Events - None

Item 6.  Resignations of Registrant's Directors - None

Item 7.  Financial Statements and Exhibits ...............................Page 4

Signatures................................................................Page 5

Exhibits

2.1 Stock Purchase Agreement effective as of January 29, 1998 by and among Brassie Golf Corporation ("Brassie"), Miller Golf, Inc. ("Acquired Entity") and Robert Marchetti ("Marchetti"), Louis Katon ("Katon"), and John Carroll
("Carroll")...............................................................Page 6

10.1 Form of Private Placement Purchase Agreement dated April 3, 1998 between the Company and the signatories thereto, with form of convertible note and
warrants.................................................................Page 43






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ITEM 2.  Acquisition or Disposition of Assets


On April 8, 1998, the Company completed its $4.3 million stock acquisition of Miller Golf, Inc. ("Miller"), a Massachusetts corporation. The Miller stock was acquired from its shareholders, Robert Marchetti, Louis Katon, and John Carroll, for a combination of $3.0 million in cash, $1,000,000 in notes payable to the sellers and $300,000 of the Company's common stock (800,000 shares valued at the fair market value of the common stock at the date of closing). The sellers' notes payable are due on September 30, 1998 and accrue interest at 8% per annum and are secured by a pledge of the common stock of Miller. The Company had previously announced in a press release on February 2, 1998 that on January 29, 1998 a definitive agreement had been reached with Miller. The Company made a refundable deposit of $100,000 toward the purchase price at that time. A form 8-K was filed on February 12, 1998 describing the terms of this transaction.

The Company will account for the transaction under the purchase method of accounting, in accordance with generally accepted accounting principles.

To obtain the funds necessary to complete this transaction, the Company issued $3.0 million of convertible notes. These convertible notes are secured by a subordinated pledge of the common stock of Miller, which mature on December 31,1999 and accrue interest at 7% per annum, payable quarterly beginning on July 1, 1998. The notes are convertible into shares of the Company's common stock at the lessor of $0.50 per share or 75% of the average closing bid price of the common stock during the last five trading days prior to conversion. The convertible note holders also received warrants to purchase 1,472,727 shares of common stock at $0.50 per share.

All of the convertible notes and warrants were issued to a small group of accredited investors. Neither the convertible notes nor the warrants are exercisable until approval by the shareholders to increase the Company's authorized common stock at the annual meeting to be held May 21, 1998. In the event that approval is not obtained, the Company will be required to redeem the convertible notes at a per share redemption price equal to 125% of the sum of the principal amount of the notes plus accrued interest. There are other penalties on the Company for the failure to pay the redemption price and for failure to issue the common stock upon the exercise of the warrants.

The Company shall be obligated also to redeem the warrants at a redemption price per share equal to the pre-tax profit the warrants would have earned if exercised and simultaneously sold at the closing NASDAQ sales price on such date. The redemption price will be payable within five days after demand and will accrue interest at 11% per annum.

In connection with the sale of the convertible notes, the Company issued warrants to purchase 2,727,273 shares of common stock of the Company at $0.40 per share. These warrants were issued as consideration for commissions earned on securing the placement of the convertible notes.



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ITEM 7.  Financial Statements and Exhibits

Financial statements of Miller are not being included in this Form 8-K but will be filed by amendment no later than June 22, 1998

The Exhibits listed below are being filed with this Form 8-K.

Exhibit/ Document/Description

Item

2.1 Stock Purchase Agreement effective as of January 29, 1998 by and among Brassie Golf Corporation ("Brassie"), Miller Golf, Inc. ("Acquired Entity") and Robert Marchetti ("Marchetti"), Louis Katon ("Katon"), and John Carroll ("Carroll")

10.1 Form of Private Placement Purchase Agreement dated April 3, 1998 between the Company and the signatories thereto, with form of convertible note and warrants.















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                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned herein duly authorized.


                            BRASSIE GOLF CORPORATION


                                  By: /s/ Clifford F. Bagnall
                                      -----------------------------
                                      Clifford F. Bagnall
                                      Chief Operating Officer

Date: April 23, 1998



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